UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

Regal Beloit Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511-6254

(Address of principal executive offices, including zip code)

(608) 364-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Asset and Stock Purchase Agreement

On December 13, 2014, Regal Beloit Corporation (the “Company”) entered into an Asset and Stock Purchase Agreement (the “Original Purchase Agreement”) with Emerson Electric Co. (“Emerson”), pursuant to which the Company would acquire Emerson’s Power Transmission Solutions business (the “Acquisition”), a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2014.

On January 30, 2015, the Company and Emerson entered into an Amended and Restated Asset and Stock Purchase Agreement (the “Amended and Restated Purchase Agreement”) in connection with the consummation of the Acquisition primarily to reflect certain technical requirements needed to implement the proper transfer of certain local operations in Brazil and the United Arab Emirates.

The foregoing description of the Amended and Restated Purchase Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Credit Agreement

On January 30, 2015, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders named therein, providing for a (x) 5-year unsecured term loan facility for the Company in the principal amount of $1.25 billion (the “Term Facility”) and (y) a 5-year unsecured multicurrency revolving facility for the Company and, if so designated by the Company, certain of its subsidiaries, in the principal amount of $500.0 million (the “Multicurrency Revolving Facility”). The Credit Agreement replaces the Company’s existing credit agreement dated as of June 30, 2011.

The Multicurrency Revolving Facility will be used for general corporate purposes by the Company.

The Term Facility was drawn in full by the Company on January 30, 2015 in connection with the closing of the Acquisition, as described below in Item 2.01 “Completion of Acquisition or Disposition of Assets”.  The loans under the Term Facility require quarterly amortization at a rate starting at 5.0% per annum, increasing to 7.5% per annum after two years and further increasing to 10.0% per annum for the last two years of the facility.

The Credit Agreement requires the Company to reduce Term Facility unused commitments and prepay the loans under the Term Facility with 100% of the net cash proceeds received from specified asset sales and incurrences of borrowed money indebtedness, subject to certain exceptions.

Borrowings under the Credit Agreement will bear interest at floating rates based upon indices determined by the currency of the borrowing, plus an applicable margin determined by reference to the Company’s consolidated funded debt to consolidated EBITDA ratio or at an alternate base rate.

The Company will pay a non-use fee on the aggregate unused amount of the Multicurrency Revolving Facility at a rate determined by reference to the Company’s consolidated funded debt to consolidated EBITDA ratio.

The Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets.  The Credit Agreement also requires that the Company maintain a consolidated funded debt to consolidated EBITDA ratio of (x) until the last day of the fifth full fiscal quarter following January 30, 2015, no greater than 4.0 to 1.0 and (y) for periods on and after the last day of the fifth full quarter following January 30, 2015, no greater than 3.75 to 1.0 (subject to a single step up to 4.0 to 1.0 for four fiscal quarters following a new acquisition subject to certain conditions).

The obligations of the borrowers (other than the Company) under the Credit Agreement are guaranteed by the Company.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received, and may in the future receive, compensation.

Item 1.02.	Termination of a Material Definitive Agreement.

Credit Agreement

On January 30, 2015, in connection with entering into the new credit facility described in Item 1.01, “Entry into a Material Definitive Agreement,” the Company terminated the Credit Agreement dated June 30, 2011, by and among the Company, various subsidiaries thereof, various financial institutions, Bank of America, N.A., as Syndication Agent, and Wells Fargo Bank, N.A., U.S. Bank National Association and Fifth Third Bank, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint book Managers. The material terms of the terminated Credit Agreement are set forth in Exhibit 4.1 of the Company’s Current Report on Form 8-K filed July 7, 2011 and are incorporated herein by reference. The Credit Agreement was to mature on June 30, 2016.

Original Purchase Agreement

The information set forth under the heading “Amended and Restated Purchase Agreement” in Item 1.01, “Entry into a Material Definitive Agreement”, is incorporated herein by reference. In connection with entering into the Amended and Restated Purchase Agreement, the Original Purchase Agreement is no longer in effect.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under the heading “Amended and Restated Purchase Agreement” in Item 1.01, “Entry into a Material Definitive Agreement”, is incorporated herein by reference.

On January 30, 2015, the Acquisition was consummated pursuant to the terms of the Amended and Restated Purchase Agreement; provided, that, as contemplated by the Amended and Restated Purchase Agreement, the transfer of certain assets and operations in China, India, Slovakia, Brazil and the United Arab Emirates will be deferred to allow for completion of local requirements with respect to such operations.

The preceding is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and a news release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Credit Agreement” in Item 1.01, “Entry into a Material Definitive Agreement”, is incorporated herein by reference.

Item 8.01.	Other Events.

On February 2, 2015, the Company issued a news release announcing that it had consummated the Acquisition pursuant to the terms of the Amended and Restated Purchase Agreement. A copy of the Company’s news release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a) - (b)   The financial information required by Item 9.01 with respect to the Acquisition described in Item 2.01 above, “Completion of Acquisition or Disposition of Assets,” will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on 8-K is required to be filed pursuant to Item 2.01.

(d)           Exhibits. The following exhibit are being furnished herewith:

(2.1)        Amended and Restated Asset and Stock Purchase Agreement, dated as of January 30, 2015, by and among Regal Beloit Corporation and Emerson Electric Co.

(10.1)     Credit Agreement, dated as of January 30, 2015, by and among Regal Beloit Corporation, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein.

(99.1)     News Release of Regal Beloit Corporation, dated February 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: February 4, 2015	By:	/s/ Peter C. Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated February 4, 2015

Exhibit Number
(2.1)	Amended and Restated Asset and Stock Purchase Agreement, dated as of January 30, 2015, by and among Regal Beloit Corporation and Emerson Electric Co.

(10.1)	Credit Agreement, dated as of January 30, 2015, by and among Regal Beloit Corporation, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein.

(99.1)	News Release of Regal Beloit Corporation, dated February 2, 2015.